Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	March 4, 2005

For more information:

Media Marion MacKenzie (905) 863-1035 mackenm@nortel.com	Investors (888) 901-7286 (905) 863-6049 investor@nortel.com

Nortel Announces Senior Management Appointments
Bill Owens Appointed Vice Chairman and CEO
Gary Daichendt Appointed President and COO
Peter Currie Appointed Executive Vice President and CFO

TORONTO – Nortel Networks* Corporation [NYSE/TSX: NT] announced today that its Board of Directors has made senior management changes designed to strengthen the Company’s leadership team, drive global operational excellence and position Nortel for the future. Bill Owens, president and chief executive officer (CEO), will continue to drive the strategic direction of the Company while dedicating new senior executive talent to Nortel’s global operations and related functions.

To that end, Bill Owens will become the vice chairman and CEO effective March 14, 2005. The Company further announced the appointment of Gary Daichendt to the position of president and chief operating officer (COO) reporting to Owens. Daichendt is a senior executive with more than 30 years of experience in the global technology industry and was previously executive vice president, Worldwide Operations, Cisco Systems. Daichendt’s appointment is also effective March 14, 2005.

Peter Currie who was appointed chief financial officer (CFO) effective February 14, 2005, will become executive vice president and CFO effective March 14, 2005. This appointment reinforces the critical importance of Currie’s role in the transformation of Nortel’s financial organization.

“We are playing to win,” Owens said, “and Gary will play a critical role in our doing so. He is a world class leader with unquestioned integrity and one of the top technology executives in the world. Gary’s deep involvement in the spectacular growth of some of the world’s leading technology powerhouses and his unique track record have given him a special perspective and experience that will optimally position our great Company for our customers, shareholders and employees. All of us at Nortel are very pleased with his decision to join us.”

In his new role Daichendt will be responsible for leading Nortel’s carrier and enterprise businesses, research and development, services and supply chain functions and global sales and operations. In addition to Daichendt, the Company’s senior strategy team including the executive vice president and CFO, chief legal officer and chief strategy officer will continue to report directly to Owens. Pascal Debon, currently president, Carrier Networks, will assume the role of special advisor to the vice chairman and CEO effective March 14, 2005.

“The telecom market is now beginning another tremendous and exciting evolution and Nortel is a leading global player that I have long admired over my years in the industry,” said Daichendt. “Throughout my career I have had a focus on operational excellence and business growth. I am very excited about being part of the new Nortel and working hard to bring additional value to this very strong team.”

During his tenure at Cisco Systems, Daichendt had increasing responsibility for overseeing the company’s sales force, services, manufacturing facilities, integration execution and strategic alliances. Under his leadership, Cisco’s international business grew significantly as he was the principal operating executive during that company’s growth in the 1990s. Prior to joining Cisco Systems, Daichendt held senior marketing, sales and operations positions at System Software Associates, Inc., Wang Laboratories, Inc., and IBM Corporation. He holds a Master’s of Science from Ohio State University and a Bachelor of Arts from Youngstown State University.

Daichendt’s appointment is the latest in a series of senior management additions to the Nortel leadership team made by Owens over the past several months. These recent appointments have included the new roles of chief marketing officer, chief strategy officer and chief ethics and compliance officer. These appointments are intended to enhance and complement the already strong experience and track record of Nortel’s longtime senior executive team members. This is part of Nortel’s ongoing commitment to ensuring it is well-positioned to drive future growth.

Owens has also been appointed vice chairman and CEO of Nortel Networks Limited, the Company’s principal operating subsidiary. Daichendt and Currie have been appointed president and COO and executive vice president and CFO, respectively, of Nortel Networks Limited.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal controls over financial reporting; the impact of Nortel’s and NNL’s failure to timely file their financial statements and related periodic reports, including breach of its support facility and public debt obligations and Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (“SEC”); ongoing SEC reviews, which may result in changes to our public filings; the potential delisting or suspension of Nortel’s and NNL’s publicly traded securities; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in April 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement, which is currently not available, of Nortel’s forward purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.